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                                       April 5, 1996

Mr. Ezra P. Mager
141 East 72nd Street
New York, New York

Dear Ezra:

         In connection with your resignation last January as an officer and director of United Auto Group, Inc. and as an officer of Trace International Holdings, Inc., UAG and Trace agree to certain payments and conditions as follows:

         1. CASH PAYMENTS. UAG agrees to pay you a total of $342,107.82 (subject to withholding of all income and employment taxes required by law to be withheld), in 22 equal monthly installments, with the first payment due April 9, 1996, each payment due on the last business day of each calendar month, and the last payment due December 31, 1997. On April 8, 1996 UAG shall also pay to you $139,622.95 in cash (net of withholding of the type described above). After January 1, 1996 but, prior to the date hereof, UAG and Trace have paid you an aggregate of $18,269.23 in cash (net of withholding of the type described above).


         2. BENEFITS. Trace will pay your COBRA premiums until December 31, 1996 for a health insurance plan providing benefits equivalent to the plan provided to you prior to January 1, 1996. You will continue to be able to use the car currently used by you and leased by a UAG subsidiary until December 31, 1996. UAG will fund auto insurance coverage for such car during this period at the same levels as prior to January 1, 1996.


         3. REPURCHASE OF TRACE STOCK; M&E PARTNERSHIP. Trace will repurchase your stock in Trace at your cost, or $250,000, by May 1, 1996. By May 1, 1996, Trace will purchase your partnership interest in M&E Partnership in accordance with Section 16 of the M&E Partnership Agreement for $500.

         4. UAG STOCK. The Registration Rights Agreement will be amended by May 1, 1996 so that, with respect to the first demand registration, you will have priority over the other sellers.

         5. ACQUISITION CANDIDATES. Until March 1, 1998 (unless an earlier date is otherwise specified on Exhibit A hereto), you shall not, directly or indirectly, discuss with any Acquisition Candidate (as defined below) any acquisition, disposal, financing or joint venture, in respect of (i) an Acquisition Candidate or its subsidiaries, (ii) any direct or indirect interests in an Acquisition Candidate or its subsidiaries or (iii) the material assets of an Acquisition Candidate or its subsidiaries. Acquisition Candidate means any person or entity specified in Exhibit A hereto. This rule will
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also prevent such discussions with the affiliates of an Acquisition Candidate or officers, directors, consultants or employees of any Acquisition Candidate or its affiliates in respect of the foregoing.


         6. SOLICITATION. Until March 1, 1998, you shall not (nor shall you permit your affiliates to) (i)(x) control, or own, directly or indirectly, an equity interest in (including any convertible securities or rights to acquire such equity), or (y) be an officer, director or employee of, or independent contractor for, or provide services to, any person or entity (or its affiliates) that employs, at any time any employee of UAG or its subsidiaries earning more than $50,000 or (ii) solicit the employment of any employee of UAG or its subsidiaries either for yourself or on behalf of any other person or entity.

         7. CONFIDENTIALITY. You shall keep all financial statements of UAG and its affiliates and financial information in the books and records of UAG and its affiliates used in creating such financial statements (other than information already in the public domain (through no fault of yours) or that is required to be disclosed by law) confidential and shall not use the same for any purpose (other than in evaluating your investment in UAG's stock).

         8. RELEASES. UAG, Trace, you and Marshall S. Cogan have exchanged general releases in the forms attached hereto.

         9. REGISTRATION RIGHTS AGREEMENT AMENDMENT. You shall sign the amendment to the Registration Rights Agreement substantially in the form attached.

                                       Yours sincerely,

                                       TRACE INTERNATIONAL HOLDINGS, INC.



                                       By: /s/ Marshall S. Cogan
                                          ------------------------------
                                            Marshall S. Cogan
                                            Chief Executive Officer


                                       UNITED AUTO GROUP, INC.




                                       By: /s/ Carl Spielvogel
                                          ------------------------------
                                            Carl Spielvogel
                                            Chief Executive Officer
Accepted and agreed to:

/s/ Ezra P. Mager
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Ezra P. Mager

(Attachments)